UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, Aquila, Inc. (the “Company”) amended the financing agreement under which Union Bank of California, N.A. and other lenders provide to the Company a four-year $150 million revolving credit facility. Under the amendment, the Company has pledged the accounts receivables generated by its Iowa utility operations as security for the lenders, which increases the borrowing base available to the Company under the credit facility. The amendment also makes certain administrative changes to the financing agreement related to the exclusion from the borrowing base and the lenders’ security package of accounts receivables generated by certain gas utility operations sold by the Company. The amendment is effective as of December 8, 2006. A copy of the second amendment is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to Financing Agreement, by and between the Company, the lenders from time to time party thereto, and Union Bank of California, N.A., as agent, dated December 8, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Beth A. Armstrong
Beth A. Armstrong

Chief Accounting Officer

Date: December 11, 2006